UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1 to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2011

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (781) 487-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A updates information provided on a Form 8-K dated December 8, 2011, relating to disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the PAREXEL International Corporation (the “Company”) Annual Meeting of Shareholders held on December 8, 2011 (the “2011 Annual Meeting”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported on a Form 8-K dated December 8, 2011, at the 2011 Annual Meeting, in a non-binding advisory vote, a majority of the votes cast voted in favor of one year as the frequency with which the Company should hold future non-binding advisory votes on the compensation of our named executive officers. In March 2012, the Company's Board of Directors determined that, in light of these voting results and other factors, the Company will hold future non-binding advisory votes on the compensation of our named executive officers on an annual basis, until the next non-binding advisory vote on the frequency of such votes on executive compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2012	PAREXEL International Corporation
By: /s/ James F. Winschel, Jr.
James F. Winschel, Jr. Senior Vice President and Chief Financial Officer